UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported) July 12, 2016
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Crexendo, Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-32277	87-0591719
(State or Other Jurisdictionof Incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

1615 S. 52nd Street, Tempe, AZ 85281
(Address of Principal Executive Offices) (Zip Code)
(602) 714-8500
(Registrant’s Telephone Number, Including Area Code)
Not applicable.
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On July 12, 2016, Crexendo, Inc. (the “Company) held its annual meeting of stockholders. At the annual meeting, the following matters were submitted to the vote of the stockholders, with the results of voting on each such matter as set forth below:
Proposal 1: The Company's stockholders approved a proposal to elect three Class I directors, each for a term of six years, expiring at our annual meeting of shareholders to be held during 2022 or until a successor has been duly elected and qualified and elect two Class II directors, each for a term of three years, expiring at our annual meeting of shareholders to be held during 2019 or until a successor has been duly elected and qualified, with voting results as follows:
Director Votes For Votes Withheld
Director	Votes For	Votes Withheld
Steven G. Mihaylo	9,565,298.58	25,312.61
Jeffrey P. Bash	9,587,499.18	3,112.00
Anil Puri	9,586,985.22	3,625.97
David Williams	9,586,985.22	3,625.97
Todd Goergen	9,583,985.22	6,625.97

Messer’s Mihaylo, Williams and Goergen were elected as class 1 Directors, Messer’s Bash and Puri were elected as Class II directors.
Proposal 2: The Company's stockholders approved a proposal a proposal to give the Board of Directors the authority to change the Incorporated State from Delaware to Nevada
For	Against	Abstain
9,586,511.181	4,100.000	(0)

Proposal 3: The Company's stockholders provided advisory approval of the compensation of the Company’s named executive Officers.
For	Against	Abstain
9,581,752.181	8,841.000	18.000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crexendo, Inc.

Dated: July 18, 2016	By:	/s/ Ronald Vincent
Ronald Vincent
Chief Financial Officer

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